Exhibit 99.2
Released on April 22, 2011, at 10:34 a.m. by PR Newswire
FOR IMMEDIATE RELEASE
Contact:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
DECLARES SECOND QUARTER STOCK DIVIDEND
Atlanta, GA (April 22, 2011) — Fidelity Southern Corporation (NASDAQ: LION) announced that the Board of Directors has approved the distribution on May 12, 2011, of the regular quarterly dividend to be paid in shares of common stock. The Corporation will distribute one new share for every 200 shares held on the record date of May 2, 2011.
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, Indirect automobile, and mortgage loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.